     As filed with the Securities and Exchange Commission on June 25, 1996.
                                                       Registration No. 33-93002
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------
                             TRANSMEDIA NETWORK INC.
             (Exact name of Registrant as specified in its charter)
            Delaware                                        84-6028875
 (State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                          Identification No.)
                                  -------------
                            11900 Biscayne Boulevard
                           North Miami, Florida 33181
                                 (305) 892-3300
          (Address, including zip code, of Principal Executive Offices)
                                 --------------

                             TRANSMEDIA NETWORK INC.
                          1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                                  -------------
                                  Melvin Chasen
                       President, Chief Executive Officer
                            and Chairman of the Board
                             Transmedia Network Inc.
                            11900 Biscayne Boulevard
                           North Miami, Florida 33181
                                 (305) 892-3300
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                  -------------
                                   Copies to:
                            Stephen P. Farrell, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6050
                                  -------------

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                   Proposed            Proposed
                                                                   maximum             maximum
                                                                   offering            aggregate         Amount of
       Title of securities to                    Amount to be      price per share     offering      registration fee
           be registered                          registered             (1)           price (1)            (1)
- ----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.02 per share        505,966 shares (2)     $8.125         $4,110,973.75     $1,417.58

======================================================================================================================

(1) Calculated pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Common Stock on the New York Stock Exchange, Inc. composite tape for June 18, 1996, solely for purposes of calculating the registration fee.

(2) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1996 Long-Term Incentive Plan.

                                EXPLANATORY NOTES
                                -----------------

          This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Company in connection with the resale of shares of Common Stock received by such persons pursuant to the 1996 Long-Term Incentive Plan of Transmedia Network Inc. which shares are being registered pursuant to this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.
          -----------------

          Omitted as permitted.


Item 2.   Registrant Information and Employee Plan Annual Information.
          ------------------------------------------------------------

          Omitted as permitted.

Prospectus

                                 505,966 Shares

                             TRANSMEDIA NETWORK INC.

                                  Common Stock
                               ------------------


         This Prospectus relates to the offer and sale of up to 505,966 shares (the "Shares") of Common Stock, par value $.02 per share, of Transmedia Network Inc. (the "Common Stock"). All of the Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus or in a supplement to this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." The Common Stock offered hereby will be purchased by the Selling Stockholders upon the exercise of options granted under the 1996 Long-Term Incentive Plan of the Company or otherwise acquired thereto by them. The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

         The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such broker-dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Common Stock of the Company is listed on the New York Stock Exchange, Inc. (the "NYSE") (Symbol: TMN). On June 18, 1996, the closing price of the Common Stock was $8.00 per share.

                             ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                  The date of this Prospectus is June 18, 1996

     No person has been authorized to give any information or to make any representation other than that contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling
Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

         A registration statement on Form S-8 in respect of the Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.


                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Additionally, such reports and proxy statements can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.



                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the Company's fiscal year ended September 30, 1995;

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

         (3) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement filed under Section 12 of the 1934 Act, including any amendments or reports filed for the purpose of updating such description; and

         (4) The Company's Proxy Statement furnished in connection with the 1996 Annual Meeting of Stockholders, as filed with the Commission on January 26, 1996.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the attention of the Secretary of Transmedia Network Inc., 11900 Biscayne Boulevard, North Miami, Florida 33181, telephone: (305) 892-3300.

                                   THE COMPANY

         Transmedia Network Inc., through its three (3) wholly-owned operating subsidiaries, owns and markets a restaurant card (the "Transmedia Card") offering various savings programs to the Company's cardmembers on dining costs for restaurants both within and outside the United States from which the Company, its franchisees and its licensees have purchased food and beverage credits ("Rights to Receive Credits"). The Company derives its income principally from retaining the difference between the amounts paid in advance by the Company to restaurants for Rights to Receive Credits and amounts paid by cardmembers to the Company (through their MasterCard, Visa, Discover or American Express credit card provider) for the food and beverages purchased at such restaurants, and from cardmember membership fees. Since 1990, the Company has also derived income from franchising the Transmedia Card and related proprietary rights and know-how, including rights to solicit restaurants and acquire Rights to Receive Credits, in the United States and, since August 1993, from licensing the Transmedia Card and related proprietary rights and know-how outside the United States, including in Europe and the Asia-Pacific region. Most recently, the Company began to offer to its cardmembers discounts on non-restaurant products and services, such as hotel lodging, long-distance calling and catalog purchases.

         The Company's primary areas of operations through its subsidiaries include New York, New Jersey, Connecticut, Southeast, Southwest and Central Florida, the Boston, Massachusetts metropolitan area, the Philadelphia, Pennsylvania metropolitan area, Rhode Island, Maine, New Hampshire, Vermont, the Chicago, Illinois metropolitan area, the Detroit, Michigan metropolitan area and most recently Milwaukee, Wisconsin, Indianapolis, Indiana, Denver, Colorado and Phoenix, Arizona. The Company's domestic franchises are located in various territories around the country, including parts of New Jersey, the state of California, the Washington, D.C./Baltimore, Maryland metropolitan area, the Houston and Dallas/Ft. Worth, Texas metropolitan areas, North and South Carolina, the Atlanta, Georgia metropolitan area, Virginia and Tennessee.

         The Company was incorporated in Delaware in 1987. The executive offices of the Company are located at 11900 Biscayne Boulevard, North Miami, Florida 33181. The telephone number is (305) 892-3300.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are officers and directors of the Company and may be deemed to be "affiliates" of the Company within the meaning of the 1933 Act. The following table and text shows as to each Selling Stockholder: the name of the Selling Stockholder, the nature of any position, office or other material relationship with the Company or its affiliates within the past three (3) years; the number of shares of the outstanding Common Stock of the Company owned as of June 18, 1996; the number of such shares which may be sold for the account of the Selling Stockholder; and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby.

                                                   Number of                                 Number of          Percentage of
                                                   Shares Owned         Shares Which         Shares Owned       Shares Owned
Selling Stockholder                                Before Sale 1/       May be Sold 2/       After Sale         After Sale
- -------------------                                --------------       --------------       ---------------    ----------
Jack Africk                                          118,830            5,000                  123,830             1.21
Director (Director since 1992)

Gregory R. Borges                                     35,375                                    35,375              .35
Treasurer (Executive Officer since 1992)

James M. Callaghan                                   220,786                                   220,786             2.15
Vice President and Director (Director since
1991 and Executive Officer since 1994)

Melvin Chasen                                      1,062,564                                 1,062,564            10.21
Chairman of the Board,
President and Chief Executive Officer
(Director and Executive Officer
since 1984)

Kathryn M. Ferara                                      9,408                                     9,408              .09
Secretary (Executive Officer
since 1992)

- ----------------------

1/ Shares issuable to the Selling Stockholders upon exercise of currently outstanding options under other employee benefit plans of the Company, whether or not presently exercisable, are included.

2/ As Common Stock is purchased pursuant to the exercise of options awarded under the 1996 Long-Term Incentive Plan or otherwise, this registration statement will be amended.


                                                   Number of                                 Number of            Percentage of
                                                   Shares Owned          Shares Which        Shares Owned         Shares Owned
Selling Stockholder                                Before Sale 1/        May be Sold 2/      After Sale           After Sale
- -------------------                                --------------        --------------      ------------         ----------
Paul A. Ficalora                                   198,925                                   198,925               1.96
Executive Vice President of
Transmedia Restaurant Company, Inc.
(Executive Officer since 1988)

Herbert M. Gardner                                 378,378              5,000                383,378               3.75
Director (Director since 1983)

Irwin Hochberg                                     115,812              5,000                120,812               1.19
Director (Director since 1987)

Barry S. Kaplan                                     82,800                                    82,800                .81
Vice President and
Director (Director since 1996)

A. Barry Merkin                                      7,000              5,000                 12,000                .12
Director (Director since 1995)

Henry Seiden                                       179,280              5,000                184,280               1.81
Director (Director since 1988)

David L. Weinberg                                   52,594                                    52,594                .52
Vice President and Chief Financial Officer
(Executive Officer since 1991)

Brian Kravitz                                          600              10,000                10,600                 .10
Vice President of Transmedia
Service Company Inc.
(Officer since 1996)


1/ Shares issuable to the Selling Stockholders upon exercise of currently outstanding options under other employee benefit plans of the Company, whether or not presently exercisable, are included.

2/ As Common Stock is purchased pursuant to the exercise of options awarded under the 1996 Long-Term Incentive Plan or otherwise, this registration statement will be amended.

                              PLAN OF DISTRIBUTION

         The Shares may be sold by Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest. In addition to any such number of Shares sold hereunder, a Selling Stockholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.

         Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the name of each of such Selling Stockholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


                                 INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides that each corporation incorporated thereunder, such as the Company, may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not to be presumed from settlement. No indemnification is allowed in respect to any proceeding charging improper personal benefit to the officer or director in which such person was adjudged to be liable on the basis that personal benefit was improperly received. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, is made by the board of directors by majority vote of a quorum consisting of directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay. A corporation may purchase indemnification insurance.

         Article 8 of the Company's By-laws provides that the Company's officers, directors, employees and agents acting in their official capacities are entitled, under certain conditions, to indemnification against liabilities and expenses.

         The Company also currently maintains a directors' and officers' liability insurance policy providing aggregate coverage in the maximum annual amount of $5 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. The maintenance of such insurance coverage is considered vital by the Company in attracting and retaining the services of qualified directors and officers. The Company, however, cannot be assured that its existing policy will be renewed upon expiration or that, if the policy is not renewed, the Company will be able to obtain similar insurance coverage elsewhere or that the cost thereof will not be prohibitively expensive.

         The Company has not entered into separate indemnification agreements with any of its officers or directors.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by Transmedia Network Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

         (a) The latest Annual Report of the Company on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Company since the end of the fiscal year covered by the Annual Report referred to above; and

         (c) The description of the Company's Common Stock registered under the Exchange Act contained in the Company's Registration Statement filed under
Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         --------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware General Corporation Law provides that each corporation incorporated thereunder, such as the Company, may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not to be presumed from settlement. No indemnification is allowed in respect to any proceeding charging improper personal benefit to the officer or director in which such person was adjudged to be liable on the basis that personal benefit was improperly received. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, is made by the board of directors by majority vote of a quorum consisting of directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay. A corporation may purchase indemnification insurance.

         Article 8 of the Company's By-laws provides that the Company's officers, directors, employees and agents acting in their official capacities are entitled, under certain conditions, to indemnification against liabilities and expenses.

         The Company also currently maintains a directors' and officers' liability insurance policy providing aggregate coverage in the maximum annual amount of $5 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. The maintenance of such insurance coverage is considered vital by the Company in attracting and retaining the services of qualified directors and officers. The Company, however, cannot be assured that its existing policy will be renewed upon expiration or that, if the policy is not renewed, the Company will be able to obtain similar insurance coverage elsewhere or that the cost thereof will not be prohibitively expensive.

         The Company has not entered into separate indemnification agreements with any of its officers or directors.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         Exhibit                             Description
         -------                             -----------

         4 Specimen Common Stock Certificate, incorporated by reference to the registrant's Registration Statement on Form S-2 (Registration No. 33-40045).

         5                 Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent  of  KPMG  Peat  Marwick   LLP,   independent
                           accountants.

         23.2              Consent of Morgan,  Lewis & Bockius LLP  (included in
                           Exhibit 5).

         24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).

Item 9.  Undertakings
         -------------

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami, State of Florida, on June 18, 1996.

                                             TRANSMEDIA NETWORK INC.


                                             By /s/ Melvin Chasen
                                                -------------------------------
                                             Melvin Chasen
                                             President, Chief Executive Officer
                                             and Chairman of the Board


Each person whose signature to this Registration Statement appears below hereby appoints each of Melvin Chasen and David L. Weinberg as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                          Date
- ---------                                            -----                                          ----
/s/ Melvin Chasen                           President, Chief Executive Officer                   June 18, 1996
- -----------------------------               and Chairman of the Board
Melvin Chasen                               (Principal Executive Officer)


/s/ David L. Weinberg                       Vice President and Chief Financial Officer           June 18, 1996
- -----------------------------
David L. Weinberg                           (Principal Accounting Officer)


/s/ Jack Africk                             Director                                             June 18, 1996
- -----------------------------
Jack Africk


/s/ James M. Callaghan                      Director                                             June 18, 1996
- -----------------------------
James M. Callaghan



                                      II-5

/s/ Herbert M. Gardner                      Director                                             June 18, 1996
- -----------------------------
Herbert M. Gardner


/s/ Irwin Hochberg                          Director                                             June 18, 1996
- -----------------------------
Irwin Hochberg


A. Barry Merkin                             Director                                             June 18, 1996
- -----------------------------
A. Barry Merkin


Henry Seiden                                Director                                             June 18, 1996
- -----------------------------
Henry Seiden


Barry S. Kaplan                             Director                                             June 18, 1996
- -----------------------------
Barry S. Kaplan

                                  EXHIBIT INDEX

         Exhibit                             Description
         -------                             -----------

         4 Specimen Common Stock Certificate, incorporated by reference to the registrant's Registration Statement on Form S-2 (Registration No. 33-40045).

         5                 Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent  of  KPMG  Peat  Marwick   LLP,   independent
                           accountants.

         23.2              Consent of Morgan,  Lewis & Bockius LLP  (included in
                           Exhibit 5).

         24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).